EXHIBIT 10.11

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STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
On the 24th day of July in the year 2008 before me, the undersigned, a Notary Public in and for said State, personally appeared Bunny Williams a/k/a Bruce B. Williams, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

By:	/s/ Michael S. Insel
Notary

AGREEMENT OF LEASE

This Agreement of Lease (the “Agreement”) dated July 24, 2001 made by and between Urban Development Partners (61), LLC (“Landlord”), having an address c/o Urban Management Partners, LLC, The Urban Center, 457 Madison Avenue, New York, New York 10022, and Bunny Williams Incorporated (“Tenant”), having an address of 306 East 61st Street, New York, New York 10021.

WITNESETH:

WHEREAS, 306 East 61 Corp. (the “Original Landlord”), predecessor in interest to Landlord, and Tenant entered into that certain lease dated as of October 20, 1995, as stated on the first page of the printed portion thereof and dated September 1, 1995, as stated on the first page of the Rider thereto, which lease was modified by a letter agreement dated January 6, 1997 between Original Landlord and Tenant.  The lease, as modified as aforesaid, is hereinafter collectively referred to as the “Original Lease”; and

WHEREAS, pursuant to the Original Lease, Landlord leased to Tenant and Tenant leased from Landlord certain premises more particularly described in the Original Lease (hereinafter referred to as the “Demised Premises”) in the building located at and known as 306 East 61st Street, New York, New York (“Building”); and

WHEREAS, by written notice heretofore given by the Original Landlord to Tenant, the Original Lease is cancelled as of August 31, 2001, which cancellation the parties acknowledge and agree shall constitute a valid, binding and irrevocable termination of the Original Lease as of August 31, 2001; and

WHEREAS, the parties hereto desire to enter into a new Lease on the same terms and conditions as were set forth in the Original Lease, except as hereinafter provided.

Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           All capitalized terms used but not defined in this Agreement shall be deemed to have the same meanings as are ascribed to them in the Original Lease.

2.           Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Demised Premises for a term (the “New Term”) beginning on September 1, 2001 through and including August 31, 2011, upon all of the same terms and conditions as are set forth in the Original Lease, which are incorporated herein by reference, except that:

(a)           Paragraph 41(a) of the Original Lease is hereby deleted;

(b)           Beginning on September 1, 2001 through and including August 31, 2002, the base rent shall be $356,250 per annum.  Beginning on September 1, 2002 and on each subsequent September 1 thereafter during the New Term (the “Rent Change Date”), the annual base rent shall increase to an amount equal to the product obtained by multiplying the base rent for the 12-month period immediately preceding the Rent Change Date by 102.5%.  Paragraph 41(b) of the Original Lease is hereby modified accordingly and Paragraphs 41(c) and 41(d) of the Original Lease are hereby deleted.

(c)           Paragraphs 56, 58, 68, 83, 106, and 109 of the Original Lease are hereby deleted.

(d)           The last sentence of paragraph 59(2) of the Original Lease is hereby deleted.

(e)           Paragraph 55(a) of the Original Lease is hereby modified by (i) deleting the words “July 1, 1995 to June 30, 1996” and substituting therefor the words “January 1, 2001 to December 31, 2001” and (ii) providing that the percentage of any increases in taxes over the base year payable by Tenant shall be fifteen and one-half percent (15.5%).

(f)           Paragraph 52 of the Original Lease is modified as follows:

Subparagraph (a) is hereby deleted and the following is substituted therefor:

(a) Supplementing Paragraph 11 of the Original Lease, Landlord hereby consents to occupancy of a portion of the Demised Premises by Nasser Nakib Architect, subject to, and in accordance with, the terms of that certain Memorandum of Sublease, dated July 17, 2001 (the “Nasser Nakib Sublease”), between Tenant and said Nasser Nakib Architect, a fully executed copy of which Nasser Nakib Sublease is attached hereto.  Tenant shall not extend the term of the Nasser Nakib Sublease or sublease additional space thereunder or enter into a new sublease with said Nasser Nakib Architect or any other party(ies) for all or any portion of the Demised Premises or assign its interest in this Agreement without Landlord’s prior consent, such consent not to be unreasonably withheld, delayed or conditioned.  Upon Tenant’s request for Landlord’s consent, Tenant shall submit to Landlord, in writing, a counterpart of the proposed assignment or sublease, as the case may be, and the name of the proposed assignee or subtenant, the name and character of its business (which business must be in related interior design area and/or the sale of furniture, furnishings and/or decorative merchandise), the terms of the proposed assignment or sublease and such information as to the proposed assignee’s or subtenant’s financial responsibility and standing and any other information Landlord may reasonably request, including, without limitation, prior 2 years’ tax returns, prior 2 years’ financial statements, a bank reference, and a copy of the previous month’s bank statement.  Upon receipt of such requested information from Tenant, Landlord shall have the option, to be exercised by written notice within 20 days after Tenant’s request for consent, to either (i) terminate this Lease as of the day immediately preceding the proposed commencement date of the assignment or sublease, as the case may be, or (ii) grant or withhold its consent (provided that there is a reasonable basis therefor) to such proposed assignment or sublease, as the case may be.  Notwithstanding anything to the contrary set forth above in this paragraph (a), Landlord shall only have the right to terminate this Lease in connection with a proposed sublease of a portion of the Demised Premises if, and only if, the rent to be paid by the proposed sublessee to Tenant pursuant to the proposed sublease shall exceed, on a dollar per square foot basis, the rent then payable by Tenant to Landlord for the same space.

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(ii) Subparagraph (c) is modified by (A) deleting in the first sentence thereof after the word “provided” the words “that in Landlord’s sole discretion”; and (B) inserting in Sub-subparagraph (i) thereof after the word “judgment” the words “reasonably exercised”.

(iii) Subparagraph (g) is hereby deleted in its entirety and the following is substituted therefor:

If Landlord fails to consent to Tenant’s proposed sublease or sublease amendment with respect to the Demised Premises or to a proposed assignment of Tenant’s interest in this Lease and either Landlord or Tenant is found by a court of competent jurisdiction to have acted in bad faith, then the party found to have so acted in bad faith shall reimburse the other party for all of the successful party’s legal fees (including, without limitation, reasonable attorneys’ fees and disbursements and court filing fees) incurred by the successful party.  Except as set forth in the immediately preceding sentence, the provisions of Paragraph 74 of the Lease remain in full force and effect.

(g)          Paragraph 44(a) of the Original Lease is hereby modified by deleting the fourth (4th) sentence thereof and substituting in its place and stead the following:

“Commencing on September 1, 2001, Tenant shall pay to Landlord, as additional rent, the sum of $50.00 per month, which sum represents Tenant’s agreed-upon share of the cost of Landlord’s air conditioning maintenance contract in respect of the air conditioning unit servicing the demised premises.  Notwithstanding the foregoing, Tenant acknowledges and agrees that the air conditioning unit servicing the showroom area of the Demised Premises located in the northwest portion of the Demised Premises was installed by Tenant and Tenant, at Tenant’s sole cost and expense, shall be responsible for the maintenance of same.”

(h)          Paragraph 32 of the Original Lease is hereby modified by changing the amount of the security to be held by Landlord from $17,901.67 to $59,375.00.  Upon Tenant’s execution of this Agreement, Tenant shall deliver to Landlord the sum of $41,473.33, to increase the amount of security currently being held by Owner to the amount required by this Agreement to be maintained by Tenant as security under this Agreement (i.e. $59,375.00).

(i)           Paragraph 57 of the Original Lease is hereby deleted in its entirety and the following new Paragraph 57 is substituted therefor:

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In the event that the cost to Landlord for fuel oil and/or gas for heating and/or hot water in the Building during any calendar year during the New Term shall exceed the cost incurred by Landlord for the fuel oil and/or gas for heating and/or hot water in the Building during the calendar year 2001, then Tenant shall pay to Landlord, as additional rent, 7.75% of each and every such increase.  Landlord shall provide to Tenant, no later than three months following the end of each calendar year during the New Term (including the calendar year 2001), copies of all bills and other reasonable evidence setting forth Landlord’s costs for fuel oil and/or gas for heating and/or hot water during such year and the year 2001, together with Landlord’s statement of the amount due from Tenant, and Tenant shall, within twenty (20) days after the receipt of such evidence and statement, pay to Landlord such amount.  Paragraph 108 of the Original Lease is modified to the extent of deleting the words “at no expense to Tenant” in the second sentence.  Because the additional rent for fuel oil and/or gas for heating and/or hot water for the first eight months of 2011 cannot be calculated until September 2011, commencing January 1, 2011 and each month thereafter until the expiration date of this Agreement, Tenant shall pay to Landlord an estimated amount as additional rent for fuel oil and/or gas for heating and/ or hot water for calendar year 2011 equal to one-twelfth of the payment calculated on the prior calendar year.  In September of 2011 the payments for calendar year 2011 shall be adjusted by comparing the actual costs for fuel oil and/or gas for heating and/or hot water for the first eight months for calendar year 2011 to the actual costs for fuel oil and/or gas for the first eight months of calendar year 2001.

(j)           Paragraph 110 of the Original Lease is modified as follows:

The introductory clause is revised to read:
“Notwithstanding anything to the contrary set forth in paragraphs 11 or 52 of the Original Lease, as amended by this Agreement, Tenant shall have the unrestricted right at any time and times through the term of this Lease to sublease or license the Demised Premises or assign Tenant’s interest in this lease without having to obtain Landlord’s consent or giving rise to Landlord’s right to recapture all or a part of the Demised Premises as provided in Paragraph 110 of the Original Lease, subject to the following paragraphs being added to Subparagraphs a and b of Paragraph 110:”

a.:           “Such sublease, license or assignment shall not be effective until Tenant complies with the following:
(1)           no subletting shall be for a term ending later than one day prior to the expiration date of this New Lease;
(2)           no sublease, license or assignment shall be valid, and no subtenant, assignee or licensee shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease, assignment or license has been delivered to Landlord;

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(3)           each sublease or license shall provide that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subordinate;
(4)           in the case of an assignment the assignee shall assume all of the obligations of this Agreement on the part of Tenant to be performed or observed;
(5)           the proposed sublessee, assignee, or licensee is not a party who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding the effective date of such sublease, assignment or licensee;
(6)           the rent, additional rent or other charges collectible by Tenant under the sublease or license shall not be less than the rent to be paid by the Tenant pursuant to this Agreement on a dollar per square foot basis for the space occupied or used by the sublessee or license; (d) and any amount in excess of the rent to be paid by the Tenant pursuant to this agreement on a dollar per square foot basis, which is payable by such sublessee or licensee, may be collectible by Landlord as additional rent; and
(7)           Tenant shall not advertise or list with a broker space to be sublet, assigned or licensed, either directly or indirectly through a broker or other agent, or list with a broker, at a rental or fee amount that is less than the then current market price for comparable space in the Building that is then currently vacant or will become available for leasing as a result of a lease or leases in the Building expiring within six months from the date Tenant seeks to assign, sublease or license space in the Demised Premises.

b.:           “Such sublease, license or assignment shall not be effective until Tenant complies with the following:
(8)           In the case of a sublease or license of 75% or more of the useable floor area of the Demised Premises or an assignment of the Lease, the sublessee, assignee or licensee, as the case may be, shall maintain a first class quality business in the manner as presently being maintained by Tenant on the date of execution of this Agreement.”

3.           Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement and that they know of no real estate broker or agent who is entitled to a commission in connection herewith.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through or under the indemnifying party.

4.           The covenants, agreements, terms, provisions and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, if any.

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5.           This Agreement may not be modified orally, but only by an agreement in writing signed by both parties.

6.           In the event of any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Original Lease, the terms and provisions of this Agreement shall govern and be binding.

7.           This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein.  The parties hereto acknowledge and agree that the certain notice heretofore delivered by the Original Landlord to Tenant shall terminate the Original Lease effective as of August 31, 2001, which termination shall be valid and binding on the parties hereto, and that the certain action captioned “Kraft Hardware, Inc., et al. v. 306 East 61 Corporation, et al.” (Supreme Court, NY Co., Index No. 106806/01) shall be discontinued with prejudice and without costs to any party and Landlord and Tenant hereby release and relieve one another from and against any and all claims and liabilities of every nature whatsoever relating to the subject matter of such action.

8.           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

In witness whereof, the undersigned have entered into this Agreement as of the day and year first above written.

URBAN DEVELOPMENT PARTNERS (61), LLC

By:	/s/ Philip R. Carter
Name: Philip R. Carter
Title: Managing Member

BUNNY WILLIAMS INCORPORATED

By:	/s/ Bunny Williams
Bunny Williams aka Bruce B. Williams
President

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STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 24th day of July in the year 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared Bunny Williams, a/k/a Bruce B. Williams, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individua(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

By:	/s/ Burton R. Ross

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STANDARD FORM OF LOFT LEASE The Real Estate Board of New York, Inc. Copyright 1982. All Rights Reserved. Reproduction in whole or in part prohibited

Agreement of Lease, made as of this 20TH day of OCTOBER 1995, between 306 East 61 Corporation, a New York Corporation having its place of business at 306 East 61st Street, New York, NY 10021 party of the first part, hereinafter referred to as OWNER, and Bunny Williams, Inc., a New York Corporation having its place of business at 4 East 77th Street, New York, NY 10021 party of the second part, hereinafter referred to as TENANT,

Witnesseth:        Owner hereby leases to Tenant and Tenant hereby hires from Owner part 5th floor - See Exhibit “A” in the building known as 306 East 61st Street in the Borough of Manhattan, City of New York, for the term of 7 years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the – See paragraph “41(A)” day of __________________ nineteen hundred and __________________, and to end on the day of __________________ nineteen hundred and __________________ both dates inclusive, at an annual rental rate of see Paragraph 41(b).

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Occupancy:	1. Tenant shall pay the rent as above and as herein-after provided.

Use:
2.      Tenant shall use and occupy demised premises for office for practice of interior design and offices for other related design services and showroom for the sale of decorative merchandise provided such use is in accordance with the Certification of Occupancy for the building, if any, and for no other purpose.

Alterations:

3.      Tennant shall make no structural changes in or to the demised premises of any nature without Owners’ prior written consent.  Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant’s expense, may make alteration, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved by Owner.  Tenant shall, at its expense, before making any alternations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi- governmental bodies and (upon completion) certificates or final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner.  Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may reasonably require.  If any mechanic’s lien is filed against the demised premises, of the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tennant, whether or not done pursuant to this article, the same shall be discharged by Tenant within 20 days after notice, at Tenant’s expense, by filing the bond required by law or otherwise.  All fixtures and all paneling, partitions, railings and like installations, installed in the premise at any time, either by Tenant or by Owner on Tenant’s behalf, shall upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises.  Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner.  Tenant shall immediately and at its expense, repair and restore the premise to the condition existing prior to installation and repair any damage to the demised premises or the building, due to such removal.  All property permitted to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s properly or removed from the premise by owner, at Tenant’s expense.

Repairs:

4.      Owner shall maintain and repair the exterior of and the public portions of the building.  Tenant shall, throughout the term of this lease, lake good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixture and appurtenances therein and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, cased by or resulting form the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servant, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment.  All the aforesaid repairs shall be of quality or class equal to the original work or construction.  If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expense thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor.  If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated.  Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees. invitees or licensees as aforesaid.  Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alternations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof.  The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5.      Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6.      Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all sate, federal municipal and local governments, departments, commissions and board and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurances Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises arising out of Tenant’s manner of use thereof, or, with respect to the building, if arising out of Tenant’s manner of use of the demised premises or the building (including the use permitted under the lease).  Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alternations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto.  Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other polices of insurance at any time carried by or for the benefit of Owner.  Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall at the beginning of this lease or at any time thereafter, be higher than if otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant.  In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.  Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.  Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owners’ judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7.      This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.  This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part.  In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property – Loss, Damage, Reimbursement, Indemnity:

8.      Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees:  Owner or its agents shall not be liable for any damage caused by other tenants or persons, in, upon or about said building or caused by operations in connection of any private, public or quasi public work.  If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owners’ own act.  Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

Destruction Fire and Other Casualty:

9.      (a) If the demised premises or any part thereof shall be damaged by fire other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.  (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereof shall be repaired by and at the expenses of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owners’ right to elect not to restore the same as hereinafter provided.  (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owners’ rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.  Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control.  After any such casualty, Tenant shall cooperate with Owner’s restoration by removing form the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and, other property.  Tenant’s liability for rent shall resume five (5) days after written notice from Owner, that the premises are substantially ready for Tenant’s occupancy.  (c) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.  Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty and to the event that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise.  The foregoing release and waiver shall be in force only if both releasers’ insurance polices contain a clause providing that such a release or waiver shall not invalidate the insurance.  If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.  Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.  (f) Tenant hereby waives the provisions of Section 227 of the real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10.      If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment Mortgage, Etc.:
11.      Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance.  Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment.  If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by any body other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant. or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current
F
 12.      Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto.  Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing teeters to the building or the risers or wiring installation and tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.  The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.
_______________________________
FRider to be added if necessary

Access to Premises:

13.      Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed.  Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise.  Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation.  If Tenant is not present to open and permit an entry into the premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.  If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s properly therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:

14.      No Vaults, vault space or area, whether or not enclosed or covered, nor within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding.  Owner makes no representation as to the location of the property line of the building.  All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and / or occupy, is to be used and / or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.  Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15.      Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part.  Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

16.      (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) Its is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period.  In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17.      (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted “or if this lease be rejected under § 235 of title 11 of the U.S. Code (bankruptcy code);” or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by some other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder then in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced during such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events Owner may dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18.      In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorney’s fees brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for the any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke and remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not prelude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19.      If Tenant shall default beyond the applicable grace period in the observance or performance of any term or covenant or Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately* perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney’s fees, in instituing, prosecuting of defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20.      Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason in inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21.      Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.  Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and said satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22.      Upon the expiration or other termination of the term of this lease. Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.
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*    in the event of an emergency and at other times upon reasonable advance notice

Quiet Enjoyment:

23.      Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24.      If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant’s occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25.      The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26.      It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Inability to Perform:

27.      This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alternations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department of subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:

28.      Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered it, in writing, sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is mailed. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

29.      If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month,                      % ($                      ) of the total meter E charges as Tenant’s portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

30.      Intentionally Omitted.

Elevators, Heat, Cleaning:

31.      Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturday from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacement or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) day written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Owner pursues with due diligence the completion of the alternations.

Security:
32.      Tenant has deposited with Owner the sum of F$13,291.67 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further convenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrances.

Captions:

33.      The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.
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F Space to be filled in or deleted.

Definitions:

34.      The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a tense of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The Words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so-expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to new Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 31 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation-Shoring:

35.      If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part form injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36.      Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for Violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

37.      Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificate:

38.      Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Directory Board Listing

39.      If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns:

40.      The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.
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F Space to be filled in or deleted.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

Witness for Owner:	Date:	10/17/95
306 East 61 Corporation

	By:	/s/ Peter M. Bernholz	[L.S.]
PETER M. BERNHOLZ, PRESIDENT

Witness for Tenant	BUNNY WILLIAMS,INC.

	By:	/s/ Bunny Willaims	[L.S.]

	Date:	October 2, 1995

ACKNOWLEDGEMENTS

CORPORATE TENANT
STATE OF NEW YORK,          ss.:
County of

On this day of            , 19          before me personally came to me known, who being by me duly sworn, did depose and say that he resides in                                                     that he is the                                  of                             the corporation described in and which executed the foregoing instrument, as TENANT: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL TENANT
STATE OF NEW YORK,          ss.:
County of

On this day of              , 19 before me personally came to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

F      IMPORTANT - PLEASE READ      E

RULES AND REGULATIONS ATTACHED TO
AND MADE A PART OF THIS LEASE IN
ACCORDANCE WITH ARTICLE 36.

1.      The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner.  There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.  If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.      The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.      No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building.  Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.      No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.      No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises.  In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule.  Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6.      No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct.  No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof.  Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8.      Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner.  Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building ail freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

9.      No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner.  Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10.    Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner.  Owner will furnish passes to persons for whom any Tenant requests same in writing.  Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.  Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.   Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12.    Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13.    Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

RIDER TO LEASE DATED SEPTEMBER 1, 1995
BETWEEN 306 EAST 61ST STREET CORP., AS LANDLORD
BUNNY WILLIAMS, INC., AS TENANT

41.           (a)        The term of this Lease shall be for seven (7) years and shall commence within seven (7) days of Landlord’s notification to tenant, in writing, that the work called for in paragraph 51 of this rider has been completed and the demised premises are available for Tenant’s occupancy.  This date shall, for the purposes of this Lease, be the “Commencement Date”.  This Lease shall expire seven (7) years from said Commencement Date which date shall be determined as follows:  Commencement Date is Nov. 1, 1995.

(i)	Landlord shall have vacant possession of the premises no later than forty-five (45) days from the signing of the Lease; and

(ii)
Landlord shall complete the demolition being undertaken pursuant to paragraph 51 of this Lease within an additional fifteen (15) days, except that in the event of acts of God or events beyond the reasonable control of Landlord (e.g., strikes, failure of building services), Landlord shall have an additional thirty (30) days to complete the demolition.

In the event Landlord is not able to obtain and deliver possession as set forth herein, Tenant shall have the right to terminate this Lease in its entirety upon written notice to Landlord, whereupon neither party shall have any further obligations to the other, except Landlord shall return to Tenant all monies theretofore paid by Tenant under this Lease.

(b)        Base rent schedule:

Years 1 & 2	$123,250.00 Per Annum	$10,270.84 Per Month
Years 3, 4 & 5	$137,750.00 Per Annum	$11,479.17 Per Month
Years 6 & 7	$159,500.00 Per Annum	$13,291.67 Per month

(c)        Notwithstanding the commencement date of this Lease, Tenant’s obligation to pay rent shall be modified as follows:

Yr. 1:	Rent to commence 4 months from commencement date of Lease.
Yr. 2:	No rent obligation for last month of 2nd year (24th Mo. after Commencement Date)
Yr. 3:	No rent obligation for last month of 3rd year (36th Mo. after Commencement Date)
Yr. 4:	No rent obligation for last month of 4th year (48th Mo. After Commencement Date)

(d)        At Tenant’s option, by written notice to 306 East 61 Corporation, no later than one (1) year prior to end of the 7th year, Tenant may extend the term of this Lease for an additional period of either three (3) years or five (5) years, at the following rental schedule:  (Rental is based on 7250 square feet):

Years 8, 9 & 10	$166,750.00 Per Annum	$13,895.84 Per Month
Year 11 & 12	$174,000.00 Per Annum	$14,500.00 Per Month

42.          (a)         Intentionally omitted.

(b)          Tenant shall, during the term of this Lease and at all times that Tenant is in possession of the demised premises, at its sole cost and expense, maintain comprehensive general liability insurance with respect to the demised premises and its use and occupancy thereof as herein provided with an insurance company or companies satisfactory to Landlord providing coverage in limits of no less than Two Million C$2,000,000) Dollars for bodily injury, and no less than One Million ($1,000,000.00) Dollars for property damage.  Tenant shall keep all such insurance naming Landlord, Landlord’s managing agent, any superior lessor, any mortgagees designated by Landlord and Tenant, as insureds.  Said insurance shall provide that the insurer will give Landlord ten (10) days’ notice in advance of any cancellation or reduction of coverage and that copies of all endorsements issued after the date of each policy will be forwarded to Landlord.  Tenant shall deliver to Landlord, prior to the commencement of the Lease term and upon request while this paragraph 42 (b) applies, a certificate of endorsement of the aforesaid policies.  If, at any time, Tenant shall neglect or fail to provide and keep in force such coverage as required hereunder, Landlord may, but is not obligated to, obtain such insurance as the agent of Tenant, the premiums therefore to be deemed Additional Rent hereunder, and the Tenant shall, upon demand, reimburse Landlord therefore, as Additional Rent.  Tenant’s failure to maintain the aforesaid policies shall be a material default hereunder.

(c)          Tenant shall also obtain, as its own cost and expense, naming both Landlord, Landlord’s managing agent, any superior lessor, any mortgagees designated by Landlord, and Tenant as named insured, fire insurance for all personal property which may be affixed to the realty now located in the leased premises and including any future installations.

(d)          Notwithstanding anything herein to the contrary, nothing herein shall prevent Landlord from recovering in the event of fire or other loss under Landlord’s fire or other insurance coverage for all betterments and improvements by Tenant so affixed to the demised premises that are considered part of the realty under law.

(e)           Tenant hereby releases Landlord, Landlord’s partners and principals, disclosed or undisclosed, and its agents and their respective employees in respect of any claim (including a claim for negligence) which it might otherwise have against Landlord, Landlord’s partners, and principals, disclosed or undisclosed, and its agents and their respective employees, for loss, damage or destruction with respect to Tenant’s property by fire or other casualty (including rental value or business interest as the case may be) occurring during the term of this Lease and covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in New York County.

43.          Each party to this Lease hereby waives all claims for recovery from the other party for any loss or damage to any of its property to the extent that such property may be insured under valid and collectible insurance policies to the extent such waiver will not invalidate any such insurance policy or policies and to the extent policy is adequate in coverage and amount.

44.         (a)           Landlord will not furnish any electricity or gas for Tenant at the demised premises and Tenant shall pay for all electricity or gas consumed, as billed by the public utility or, if a meter is shared with an adjacent Tenant, shall pay applicable and agreed upon apportioned charges to the Tenant as billed.  Landlord will furnish heat to the demised premises at the same time Landlord furnishes heat to the building of which the demised premises forms a part.  Landlord will provide and maintain air-cooling machinery to the demised premises.  Tenant shall pay for all refrigerant gas and filters with reference to said air-cooling machinery.  Tenant shall, at Tenant’s sole cost and expense, maintain, and promptly make all repairs to all components of the electrical system within the demised premises from the meters out.  Except as is provided for elsewhere in this lease.  Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any failure or for interruption or curtailment of electrical or gas service, for any reason whatsoever, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction.

(b)           Landlord shall furnish freight elevator facilities on weekdays on Monday through Friday from 9:00 a.m. to 5:00 p.m. except on legal holidays, and self-service passenger elevator facilities at all times.

(c)           Landlord at its expense shall remove Tenant’s ordinary waste generated solely by office functions from the demised premises at such regular times as Landlord shall from time to time establish.

45.         All signs and lettering except those wholly within and not visible from outside the demised premises will be of a type and manner approved by Landlord to conform with the nature and character of the building.

46.         Tenant agrees (a) the business to be conducted at, through and from the demised premises, the kind and quality of merchandise and services offered in the conduct of such business, the sales methods in such business, as well as other elements of merchandising, display and advertising and the appearance of the demised premises and the furniture, fixtures, and decoration therein, and of any signs, lettering, announcements, price schedules, tags or any other kind of forms of inscriptions displayed in or about demised premises, will be dignified and in conformity with the highest standards of practice at the time in question among first-class establishments dealing in the same or similar merchandise, and (b) not affix any signs on windows or doors of the premises with tape.

47.         Tenant shall use and occupy the demised premises only for the purposes stated in Article 2 of the Lease and for no other purposes.  Without limiting the generality of the foregoing, it is an express condition of this Lease and Tenant expressly warrants and agrees that at no time and in no event may the demised premises, or any part thereof, be used for residential purposes.

48.         Tenant may make alterations, additions or improvements in or to the demised premises with the written consent of the Landlord, which consent shall not be unreasonably withheld.  All such work, at any time undertaken by Tenant, shall be in compliance with all rules, orders, regulations or requirements of governmental authorities, having jurisdiction thereover and in a good and workmanlike manner.  Workers’ compensation insurance covering all persons employed by Tenant in this connection and general liability insurance, in such limits as may be reasonably requested by Landlord from time to time, shall be maintained by Tenant at Tenant’s sole cost and expense at all times while such work is in progress and Landlord shall be named as an insured thereunder.

49.         Except as is otherwise provided in this Agreement, any alterations, additions, or improvements to the envelope or structure of the building, in whole or in part, undertaken by Tenant shall at the completion of the term of this Lease (or any extension or renewal thereof) become the property of the Landlord.  All items and installation which are not affixed permanently to wall, floor, or ceiling, are to remain property of Tenant.  Such items include free standing cabinets, signage, window shades, etc.

50.         Provided that Tenant’s use and enjoyment is not materially interfered with, Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances of passageways, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known.

51.         Premises are being let to Tenant “As Is”.  Notwithstanding the foregoing, Landlord will provide the following:

I.	Construct Demising Partitions.

II.	Demolish Partitions, Ceilings and Floors, and Air-Conditioning Duct Work. Premises Broom Clean.

52.         (a)           Supplementing Article 11 of this Lease, Tenant, if it requests Landlord’s consent to an assignment of this Lease or a subletting of all of the demised premises, shall submit to Landlord in writing a counterpart of the proposed assignment or subleasing agreement and the name of the proposed assignee or subtenant, the name and character of its business, the terms of the proposed assignment or sublease, such information as to its financial responsibility and standing and any other information as Landlord may reasonably require.  Upon the receipt of such request and information from Tenant, Landlord shall have an option, to be exercised in writing with thirty (30 days) after such receipt, to cancel and terminate this Lease, of if the request is to sublet of the demised premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such option, which shall be not less than thirty (30) days nor more than sixty (60) days following the service of such notice.

(b)           If Landlord shall exercise such option, Tenant shall surrender possession of the entire demised premises, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the demised premises at the expiration of the term.

(c)           If Landlord shall not exercise the option to cancel the Lease as above required, and Tenant is not in default of any material obligation of this Lease, then Landlord’s consent to such request shall not be unreasonably withheld or delayed, provided that assignee or subtenant conforms to the use permitted by the Certificate of Occupancy of the building.

(i)          The proposed assignee or subtenant shall use the demised premises, or the relevant part thereof, solely for business dealing directly with interior design, architects, builders and the like and any otherwise permitted hereunder and in conformity with the general tenancy of the building in which the demised premises form a part and, in the Landlord ‘ s reasonable judgment, the proposed assignee or subtenant is engaged in a business and the premises to be sublet or assigned will be used in a manner which,

(a)         is in keeping with the then standard of the building; and

(b)         will not violate any negative covenant concerning “use” contained in any other Lease in the building; however, such “use” restrictions are to be construed solely against the Tenant and shall not affect the Landlord’s right to demise the premises, or any relevant part thereof, for such purposes as are permitted by law.

(ii)           The proposed assignee or subtenant is a reputable person or entity of good character, with sufficient financial worth to meet the continuing obligation of this Lease; and

(iii)          The proposed assignee or subtenant is not a person with whom the Landlord is then negotiating a Lease for space in the building; and

(iv)          The form and substance of the proposed sublease or assignment shall be in the form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this paragraph; and

(v)           Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord in connection with such assignment or subletting, including, without limitation, any credit check or other investigation performed by Landlord, as to the acceptability of the proposed assignee or subtenant, and any legal fees incurred in connection therewith, which costs shall be deemed Additional Rent hereunder.

(d)           In no event shall any assignment or subletting to which Landlord may have or may not have consented, release Tenant from its obligations under this Lease.  The Tenant’s right to sublet under this paragraph is personal solely to the within named Tenant and confers no such right on any sublessee of the named Tenant.

(e)         Intentionally omitted.

(f)          In the event that (i) Landlord fails to exercise its option under subparagraph (a) of this paragraph and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of subparagraph (a) of this paragraph before assigning this Lease or subletting all or part of the demised premises.  In no event shall any sublessee or assignee take possession of the demised premises until Landlord’s approval has been granted and a fully executed original sublease or assignment, approved by Landlord, has been delivered to Landlord.

(g)           Intentionally omitted.

53.         Intentionally omitted, but see Additional Rider.

54.         Landlord shall at Tenant’s request place upon such directory board, as Landlord may from time to time maintain in the lobby of the building, one or more names of persons, firms or corporations other than Tenant, this shall not be deemed to operate as an attornment to Landlord or as a consent by Landlord to an assignment or subletting by Tenant of all or any portion of the demised premises to such persons, firms or corporations.

55.         (a)           In the event that the amount of real estate taxes, assessments, sewer rents, rates and charges, county taxes, transit taxes or any other governmental charge, general or ordinary (hereinafter collectively called “taxes”), which may now or hereafter be levied or assessed upon the land and building of which the demised premises form a part, {hereinafter called the “real property”) attributable to any tax year (July 1 to June 30) shall be greater than the amount of taxes on the real property for the year July 1, 1995 to June 30, 1996 (hereinafter referred to as the “base year”) , then the Tenant shall pay to the Landlord, as Additional Rent, ten and eight tenths (10.8%) percent of the increase in taxes for each such year.

(b)           The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time, and the Tenant shall be obliged to pay only its proportionate share, determined as aforesaid, of the installments of any such assessment as shall become due and payable during the term of this Lease or any renewal hereof.

(c)           Any amount due the Landlord under the provisions of this paragraph shall be deemed to be Additional Rent payable by Tenant and collectible by the Landlord as such and shall be paid within ten (10) days after the Landlord shall have submitted a bill to the Tenant showing in detail the computation of the amounts due the Landlord.  Such bill shall be submitted prior to the payment by the Landlord of each installment of real estate taxes imposed on the real property.  Any delay or failure of Landlord in billing any amount payable under this paragraph shall not constitute a waiver or in any way impair the continuing obligation of Tenant to make all payments hereunder.

(d)           If the Landlord shall receive any tax refund in respect of any tax year following the base years, the Landlord may retain out of such tax refund any reasonable expense incurred by it in obtaining such tax refund.  Out of the remaining balance of such tax refund, the Landlord may retain the amount of its proportionate share of the total tax paid for such tax year.  The Landlord shall pay to the Tenant, or apply against Fixed Annual Rent or Additional Rent due Landlord hereunder, its proportionate share of such remaining balance of such tax refund, such share to be determined as the proportionate share of total tax paid (before giving effect to the refund) by the Tenant for the year affected by such tax refund.  Any reasonable and proper expense incurred by the Landlord in contesting the validity or the amount of the assessed valuation, which shall not be offset by a tax refund, shall be added to the taxes due Landlord for the tax year in which such contest shall finally be determined.

(e)           The term “real estate taxes” shall mean all taxes and assessments levied, assessed or imposed at any time by the City of New York or any other governmental authority upon or against the land and/or building of which the demised premises form a part, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said land and/or building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments upon or against said land and/or building.  If, due to a future change in the method of taxation or in the taxing authority, a franchise, license, income, transit, profit or other tax, fee or governmental imposition, however designated, shall be levied, assessed or imposed against Landlord in substitution, in whole or in part, for said real estate taxes, or in lieu of additional real estate taxes, then such franchise, license, income, transit, profit, or other tax fee, or governmental imposition shall be deemed to be included within the definition of “real estate taxes” for the purposes hereof.

(f)           In no event shall any rent adjustment hereunder result in a decrease in the Fixed Annual Rent.

(g)           Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land or the Building.  Should Landlord be successful in any such reduction proceedings and obtain a rebate for any Tax Year for which Tenant has paid installments of the Tax Payment, Landlord, after deducting the expenses shall credit Tenant’s Percentage of such rebate against the next monthly installments of the Fixed Annual Rent payable under this Lease.  In the event that the assessed valuation which had been utilized in computing the Real Estate Taxes payable for the Base Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then (i) the Real Estate Taxes for the Base Tax Year shall be retroactively adjusted to reflect such reduction, (ii) the monthly installments of Additional Rent shall be increased accordingly, and (iii) all retroactive Additional Rent resulting from such adjustment shall be payable by Tenant within ten (10) days after the rendition of a bill therefor.

56.          In the event that both (i) the employees of Landlord become members of a union with which Landlord is required to collectively bargain, and (ii) the amount of wages paid by Landlord to its building employees during any year of the term of this Lease shall be greater than the amount of wages paid by Landlord to its building employees during the base calendar year 1995, the Tenant shall pay to the Landlord, as Additional Rent fifteen and one-half (15.5%) percent of the increase for each year.  This provision shall also apply in the event Landlord, at its sole discretion, adds one additional employee to the existing staff of four employees.

57.          (a)           In the event that the cost of fuel oil for the heating period October 1, 1994 to September 30, 1995 (base period) shall increase during any succeeding base period, then Tenant shall pay to the Landlord as Additional Rent fifteen and one half (15.5%) percent of such increase.

58.          For purposes of this paragraph only, the following words and terms shall have the following meaning:

(a)           “WAGE RATE” shall mean the minimum hourly rate of wages in effect from time to time without fringe benefits (whether paid by Landlord or any contractor employed by Landlord) computed as paid over a forty hour week to porters in Loft buildings pursuant to an Agreement between Realty Advisory Board on Labor Relations, Incorporated, or any successor thereto, and Local 32-B of the Building Service Employees International Union, AFL-CIO, or any successor thereto or if such agreement is not applicable to the building, then pursuant to the wage agreement in force covering porters and elevator operators,- and provided, however, that if there is no such agreement in effect prescribing a wage rate for porters, computations and payments shall thereupon be made upon the basis of the regular hourly wage rate actually payable to porters by Landlord or by Landlord’ s service contractors over a forty hour week.

(b)           “BASE WAGE RATE” shall mean the Mage Rate in effect as of January 1, 1995.  To the best of Landlord’s knowledge, the Base Wage Rate for such period is $548.24 per Week/$13.70 per hour.

(c)           “GROSS AREA OF THE DEMISED PREMISES” shall mean 7250 square feet.

(d)           The term “PORTERS” shall mean that classification of non-supervisory employees who devote a major portion of their time to general cleaning, maintenance and miscellaneous services and are the type of employees who are now included in the classification of “Class A-Others” in the Office Building Agreement between the Realty Advisory Board and the aforesaid Union.

(e)           “OPERATION YEAR” shall mean each calendar year in which occurs any part of the term of this Lease.

(f)           “BUILDING EMPLOYEES” shall be defined as full time superintendents, porters, maintenance men and the like.

If the Wage Rate (in dollars per hour) in any Operation Year shall be increased above the Base Wage Rate, then Tenant shall pay, as Additional Rent for such Operation Year, an amount equal to the product obtained by multiplying the Gross Area of the Demised Premises by one ($.01) cent for each cent by which the Wage Rate is greater than the Base Wage Rate.  Such amounts will be prorated for any partial calendar years during the term.  Landlord shall give Tenant written notice of each change in the Wage Rate which will be effective to create or change Tenant’s obligation to pay Additional Rent pursuant to the provisions of the Article and such notice shall contain Landlord’s calculation of the annual rate of Additional Rent payable resulting from such increase in Wage Rate.

Every notice given by Landlord shall be conclusive and binding upon Tenant unless within thirty (30) days after the receipt of such notice Tenant shall notify Landlord that Tenant disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect and pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with Landlord’s notice and such payment or acceptance shall be without prejudice to Tenant’s position.

The amounts hereunder shall be collected as Additional Rent and shall be paid in the following manner:

Landlord, after the effective date of any change in the “Wage Rate”, shall furnish Tenant with a statement thereof, and all monthly installments of fixed rent thereafter due shall reflect one-twelfth (l/12th) of the annual amount of such adjustment until a new adjustment becomes effective, pursuant to the provisions of this paragraph 58.

If any such Wage Rate statement is furnished to Tenant after the commencement of the effective date of any such adjustment, there shall be promptly paid by Tenant to Landlord an amount equal to the portion of such adjustment allocable to that part of the operation which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said statement was furnished to Tenant.

59.           All Additional Rent Payments.  (1)  Subject to Tenant’s rights as set forth herein to dispute the mathematical correctness of any statement, bill or demand furnished by Landlord with respect to any item of Additional Rent provided for in this Lease, Tenant’s obligation to make any Additional Rent payments provided for in this Lease shall be absolute and not conditioned on the happening of any act, thing, or occurrence, including without limitation the time or timeliness at or with which such statement, bill or demand is furnished to or made upon Tenant, other than the occurrence of cost increases giving rise to the obligation to make such payments.  Landlord’s failure during the term of this Lease to prepare and deliver any statements or bills, required to be delivered to Tenant hereunder, or Landlord’s failure to make a demand under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any Additional Rent which may have become due pursuant to any provisions herein during the term of this Lease.  Tenant’s liability for the Additional Rent due under any provisions of this Lease shall survive the expiration or sooner termination of this Lease.

(2)           In no event shall any adjustment of any payments payable by Tenant in accordance with the provisions of this Lease result in a decrease in Fixed Annual Rent, nor shall any adjustment of any Additional Rent payable by Tenant pursuant to any provision of this Lease result in a decrease in any other Additional Rent payable by Tenant pursuant to any provisions of this Lease, it being agreed and understood that the payment of Additional Rent under this Lease is an obligation supplemental to Tenant’s obligations to pay Fixed Annual Rent and any Additional Rent pursuant to any other provision of this Lease.  However, Landlord and the Tenant agree that with respect to Porter’s wage formula, only that Tenant shall not pay in excess of the following amounts per square foot for the years described below:

(a)	For years 1 & 2 of the lease	$.85 per square foot;
(b)	For years 3, 4 & 5 of the lease	$.95 per square foot;
(c)	For years 6 & 7 of the lease	$1.10 per square foot;
(d)	For years 8, 9 & 10 of the lease	$1.15 per square foot;
(e)	For years 11 & 12 of the lease	$1.20 per square foot.

(3)           If a lease year shall end after the expiration or termination of this Lease.  The Additional Rent payable by Tenant in respect thereof shall be prorated to correspond to that portion of such Year occurring within the term of this Lease.

60.          If there now is, or shall be installed in the building a “sprinkler system” and said system or any of its appliances shall be damaged or injured or not in proper working order solely by reason of any act or omission of Tenant, Tenant’s agents, servants, employees, licensees, or visitors, Tenant shall forthwith restore the same to working condition at its own expense.  Further, Tenant shall be permitted to install sprinkler heads within the demised premises at Tenant’s expense.

61.         (a)           If the demised premises, or any part thereof, are partially damaged by fire or other casualty, rent, until such damage is repaired, shall be apportioned as described in Article 9 of this Lease only to the extent that the demised premises are rendered untenable.

(b)           If the repair of any damage to the building caused by any of the events described in Article 9(d) of the Lease would, in Landlord’s judgment, require an expenditure of more than forty (40%) percent of the full insurable value of the building immediately prior to the fire or other casualty, Landlord will have the options given to it pursuant to paragraph 9, subsection (d) of the Lease.

62.          (a)           If Tenant is in arrears in payment of rent or Additional Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

(b)           In case Tenant shall default in payment of any fixed rent, percentage rent, Additional Rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default, then, in that event, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term stated hereby granted (whether or not the term shall have commenced) shall expire and terminate upon the expiration of said three (3) days with the same effect as if that day were the date hereinbefore set for the expiration of the term of this Lease, but Tenant shall remain liable for damages as provided in paragraph 18 of this Lease.

63.         In the event any payment under this Lease shall be made in the form of a check from any other person, firm or corporation other than the person, firm or corporation named in this Lease, the acceptance of same by Landlord shall not, under any circumstances, be deemed recognition of a subletting or any assignment of this Lease, regardless of the number of times that such payment shall be made by such other person, firm or corporation.

64.         (a)           If Tenant shall fail to pay all or any part of any monthly installment of Fixed Annual Rent for more than ten (10) days after the same shall become due and payable, Tenant shall pay as Additional Rent hereunder to Landlord a late charge of six (6) cents for each dollar of such monthly amount of such Fixed Annual Rent or Additional Rent which shall not have been paid to Landlord within ten (10) days after becoming due and payable.

(b)           Intentionally omitted.

(c)           The late charge payable pursuant to sub-paragraph (a) above and the interest payable pursuant to sub-paragraph (b) above shall be (i) payable on demand and (ii) without prejudice to any of Landlord’s rights and remedies hereunder, at law or in equity for nonpayment or late payment of rent or other sum and in addition to any such rights and remedies.  No failure by Landlord to insist upon the strict performance by Tenant or Tenant’s obligations to pay late charges as provided in this paragraph shall constitute a waiver by Landlord of its right to enforce the provisions of this paragraph in any instance thereafter occurring.  The provisions of this paragraph shall not be construed in any way to extend the grace periods or notice periods provided for in paragraph 17 of this Lease.

65.           Notwithstanding anything to the contrary contained in this Lease, any monies due Landlord other than the annual rent are deemed to be Additional Rent, and any default in the payment of Additional Rent shall give to Landlord the same remedies as it has with respect to a default in the payment of rent.

66.           Intentionally omitted but see Additional Rider.

67.           If, in connection with obtaining financing for the building, a bank, insurance company or other lending; institution shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

68.           (a)         In the event Landlord decides, for any reason, to demolish or sell the entire building of which the demised premises form a part, and such demolition or sale requires in Landlord’s reasonable business judgment, the recapture of the demised premises, Landlord shall have the right at any time to terminate and cancel this Lease upon not less than three hundred sixty-five (365) days’ prior written notice to Tenant, provided that Landlord makes the following payments in escrow with Landlord’s attorneys prior to the date of recapture, which sums will be paid over to Tenant upon Tenant vacating the demised premises:

(i)          One hundred (100%) percent of Tenant’s estimated moving expenses, subject to adjustment for actual moving expenses incurred and verified by receipts and cancelled checks.  Moving expenses is defined as the reasonable cost for actual movers and moving truck obtained by competitive bidding, and shall not include costs for new stationary, reinstallation of telephone systems, security deposits for new space and the like; and

(ii)         (1)           If the recapture date is prior to or on the date of the end of the seventh year of the Lease term, one hundred (100%) percent of Tenant’s Capital Costs up to a maximum of Three Hundred Thousand Dollars ($300,000.00) as verified by receipts and cancelled checks;

(2)           If the three year option is exercised in paragraph “41(d)” of this Lease, and the recapture date is after the end of the seventh year of the Lease term, Tenant shall be paid the following percentage of Tenant’s Capital Costs depending on the month of the recapture date:

Three Year Option

	Month 1	2	3	4	5	6	7	8	9	10	11	12
Year 8	97.2%	94.4%	91.7%	88.9%	86.1%	83.3%	80.6%	77.8%	75%	72.2%	69.4%	66.7%
Year 9	63.9%	61.1%	58.3%	55.6%	52.8%	50%	47.2%	44.4%	41.7%	38..9%	36.1%	33.3%
Year 10	30.6%	27.8%	25%	22.2%	19.4%	16.7%	13..9%	11.1%	8.3%	5.6%	2.8%	0

(3)           If the five (5) year option is exercised in paragraph “41(d)” of this Lease, and the recapture date is after the end of the seventh year of the Lease term, then Tenant shall be paid the following percentage of Tenant’s Capital Costs based on the month of the recapture date :

Five Year Option

	Month 1	2	3.	4	5	6	7	8	9	10	11	12
Year 8	98.3%	96.7%	95%	93.3%	91.7%	90%	88.3%	86.7%	85%	83.3%	81.7%	80%
Year 9	78.3%	76.7%	75%	73.3%	71.7%	70%	68.3%	66.7%	65%	63.3%	61.7%	60%
Year 10	58.3%	56.7%	55%	53.3%	51.7%	50%	48.3%	46.7%	45%	43.3%	41.7%	40%
Year 11	38.3%	36.7%	35%	33.3%	31.7%	30%	28.3%	26.7%	25%	23.3%	21.7%	20%
Year 12	18.3%	16.7%	15%	13.3%	11.7%	10%	8.3%	6.7%	5%	3.3%	1.7%	0

(b)           Tenant’s Capital Costs shall be those costs incurred by Tenant in building out the demised premises as verified by receipts and cancelled checks, and which remain as leasehold improvements and fixtures and as a permanent part of the premises, in a total amount not to exceed $300,000 as set forth above.

(c)           Upon date of termination set forth in Landlord’s notice to Tenant, and provided Landlord has made the payments set forth above, the demised term shall cease and expire and Tenant’s rights hereunder shall cease with the same effect as though such date were the date originally set forth for the expiration of the demised term, and Tenant shall vacate and deliver the demised premises vacant and broom clean on or before such termination date.  In the event Tenant does not vacate as required hereunder, Tenant loses all rights to the payments described above.

69.         (a)           Intentionally omitted.

(b)           The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant’s timely surrender of the demised premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement.  Tenant therefore agrees that if possession of the demised premises is not surrendered to Landlord within ten (10) days after the date of the expiration or earlier termination of the terms of this Lease, then Tenant will pay Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the demised premises after expiration or termination of the term of this Lease, a sum equal to one and one-half (1.5) times the average rent and Additional Rent which was payable per month under this Lease during the last six (6) months prior to termination date.  Such remedies shall be in addition to and not in lieu of eviction.

(c)           The payments required to be made by Tenant pursuant to sub-paragraph (b) above shall be (i) payable on demand, and (ii) without prejudice to any of Landlord’s rights and remedies hereunder at law or in equity for Tenant’s delay in surrendering the demised premises in accordance with the terms of this Lease upon the expiration or earlier termination of this Lease.

70.           Notwithstanding paragraph 28 of the printed portion of this Lease, all notices by either party to the other shall be given by registered or certified mail, return receipt requested.  A refusal to accept delivery shall be deemed notification.

71.           Tenant shall give notice to Landlord, in writing, promptly after Tenant learns of any accident in or about the demised premises.  This notification shall not be deemed to imply or impose any liability upon Landlord relating to such accident.

72.           Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days’ prior notice, to execute and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, and stating whether or not, to the best knowledge of Tenant, any event has occurred which the giving of notice or passage of time, or both, would constitute such a default, and if so, specifying each such event.

73.           Tenant shall look only to Landlord’s estate and property in the building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach of Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the demised premises; and if Tenant shall acquire a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to Landlord an instrument to that effect prepared by Landlord.

74.           If Tenant shall request Landlord’s approval or consent and Landlord shall fail or refuse to give such approval or consent, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant’s sole remedy shall be an action for injunction or specific performance (the rights to money damages or other injunction being hereby specifically waived), and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

75.           Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim of whatever nature and description, in any proceeding or action which may be instituted by Landlord against Tenant to recover rent, Additional Rent, other charges, or for damages, or in connection with any matters or claims whatsoever arising out of or in any way connected with this Lease, or any renewal, extension, holdover, or modification thereof, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of said premises.  This clause, as well as the “waiver of jury trial” provision of this Lease, shall survive the expiration, early termination, or cancellation of this Lease or the terms thereof.  Nothing herein contained, however, shall be construed as a waiver of Tenant’s right to commence a separate action on a bona fide claim against Landlord.

76.           Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease.

77.           If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of the Lease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.

78.           This Lease shall be governed by and construed in accordance with the laws of the State of New York.  If any provisions of this Lease or the application thereto to any person or circumstances for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of the provisions to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  Each covenant, agreement, obligation, or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provisions of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the content may require.

79.           Definitions and captions.  The captions, numbers and definitions herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph nor in any way affect this Lease.  In conjunction therewith, the defined term “Landlord” as used in this Rider shall be deemed to be one and the same as the defined term “Owner” as used in the printed portion of this Lease.

80.           This Lease shall not be binding upon Landlord unless and until it has been duly executed by Landlord and delivered by Landlord to Tenant.

81.           Intentionally omitted.

82.           If Landlord shall incur any expense (whether paid or not) arising from either (a) its performance of any act which Tenant is required to perform hereunder; or (b) enforcement of any of its legal rights or remedies against Tenant, whether related to a default by Tenant hereunder or otherwise, and whether or not formal legal action or proceedings be commenced; or (c) its successful-defense of any action or proceeding brought by Tenant whether such action be related to a provision of this Lease or otherwise; or (d) its successful prosecution of any counterclaim or third party claim in the context of an action or third party action brought against it by Tenant, such expense, including attorney’s fees and disbursements, shall be paid by the Tenant to the Landlord on demand as additional rent and is collectable by Landlord as additional rent.  The terms “successful defense” and “successful prosecution” as used herein shall mean any determination on the merits by a Court of competent jurisdiction in favor of the Landlord or, in the event of default by Tenant, the entry of default judgement against him, her or it.

83.           If at any time, after the second (2nd) year of this Lease (determined from the Commencement Date of the Lease) and so long as Tenant is in substantial compliance with this Lease, Landlord desires to lease the balance of the space on the fifth (5th) floor, which is not occupied by Bunny Williams, Inc., (Tenant), as shown on Exhibit “A” (Option Space) Landlord shall give written notice to Williams of its intention to lease the space and setting forth the specific terms under which the option space is to be leased.  Tenant (Williams) will have ten (10) business days after receipt of Landlord’s notice to elect to lease the option space pursuant to the terms set forth therein.

In the event Tenant (Williams) exercises its Right of First Refusal, Lease shall be entered into between Owner and Tenant within twenty (20) business days after receipt by Owner of Tenant’s notice exercising the Right of First Refusal with the terms and conditions as mutually agreed upon, and if Tenant does not execute within ten {10) business days, or, if Tenant notifies Landlord that it will not lease space, Landlord may lease said space to any party with any terms Landlord deems appropriate.

84.           Tenant represents that it dealt with no broker in connection with this matter, other than Collins Tuttle and Company, Inc. and Landlord agrees to pay said broker pursuant to separate agreement.  For any breach by Tenant of this representation, Tenant agrees to hold Landlord harmless and indemnify Landlord from any claim made by any other broker, which indemnification shall include Landlord’s reasonable legal fees.

85.           Tenant has not, as of signing this lease, delivered detailed drawings, plans or specifications for its work.  Therefore, whenever herein Landlord’s approval is deemed given for Tenants work, such approval shall not be given until receipt and review of the requisite plans, drawings and specifications.  Further, such approval from Landlord shall not be unreasonably withheld or delayed.

SEE ANNEXED ADDITIONAL RIDER FOR ADDITIONAL TERMS AND CONDITIONS.

306 EAST 61ST STREET CORP.

By:	/s/ Peter M. Bernholz	Date:	10/17/95
PETER M. BERNHOLZ, PRESIDENT

	BUNNY WILLIAMS, INC.	Date:	October 2, 1995

By:	/s/ Bunny Williams
BUNNY WILLIAMS, PRESIDENT

ADDITIONAL RIDER TO LEASE
BETWEEN BUNNY WILLIAMS, INC. (TENANT)
AND 306 EAST 61 CORPORATION (LANDLORD)

85.           Notwithstanding anything else contained in this Lease to the contrary, Tenant shall only be obligated to make such repairs to the Demised Premises as shall be necessitated solely by the negligence of Tenant (except fire or other casualty caused by Tenant’s negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated by this provision, in which event, Landlord will look solely to its own insurance to pay for such repairs) or by the use of the Demised Premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition less ordinary wear.

86.           Reference is made to paragraph 73 of this Lease.  The provisions of that paragraph shall not apply to any sum which shall be paid or payable to or on behalf of Landlord or any party claiming through Landlord if such payment shall be based on an event (which had previously occurred) which shall give rise to a duty on Landlord’s part to repair, restore, or replace any part of the Demised Premises, including any structures thereon.  The provisions of that paragraph 73 shall apply to Landlord.  They shall not be for the benefit of any insurance company nor any other third party.

87.           Landlord shall, at Landlord’s expense, upon Tenant’s request, list on the Building’s directory, as well as on nameplates in all elevator cabs servicing the Demised Premises, Tenant’s name, and, if any, its principal and any other party occupying any part of the Demised Premises pursuant to this Lease; more than four (4) listings in the directory and two (2) in each elevator cab shall be at Tenant’s expense.

88.           In the event that Landlord fails to effect or commence effecting repairs for which Landlord is responsible under this Lease, within twenty (20) days after written notice to Landlord by Tenant, Tenant may, without further notice, but shall not be obligated to, effect such repairs and all costs incurred by Tenant by reason thereof, shall be deducted from all installments or rent (and additional rent, if any) next becoming due.

89.           Notwithstanding anything contained elsewhere in this Lease to the contrary, if the curtailment of any service materially interferes with Tenant’s normal business operations, and such service is not restored or provided within ten (10) days after Tenant so notifies Landlord in writing, the rent, and additional rent, if any, shall abate for the period Tenant is deprived of such services and only if Tenant is unable to perform its normal business operations until the services are restored or provided.  The Tenant’s rights hereunder are in addition to all other rights and remedies available to Tenant under this Lease or as may otherwise be provided by law.

90.           Landlord represents that the Certificate of Occupancy issued for the building permits use of the Demised Premises for the purposes stated in Article 2 of this Lease.

91.           Notwithstanding anything contained in this Lease to the contrary, Landlord shall, at all times, and at its sole cost and expense, be solely responsible for effecting compliance with all laws, ordinances and governmental regulations, including the Americans with Disabilities Act, applicable to the Building within which the Demised Premises are a part.  Tenant’s work (and if Tenant renovates the bathrooms) will, at Tenant’s expense, comply with applicable laws, ordinances and governmental regulations.

92.           Landlord shall request from the holder of any future mortgage to which this Lease is subordinate, a non-disturbance agreement in favor of Tenant to the effect that, provided Tenant is not in material default under this Lease, Tenant’s rights hereunder shall not be disturbed in the event of the foreclosure of any such mortgage or the termination of any such lease.  Notwithstanding anything in this Lease to the contrary, in no event shall this Lease or Tenant’s occupancy be subordinate to the mortgage of a present or future private Mortgagee (i.e., not a bank or commercial lending institution).

93.           Landlord warrants that there is no asbestos in Tenant’s Demised Premises and that if any asbestos is discovered, it will be removed or encapsulate, as appropriate, by Landlord at Landlord’s sole cost and expense.

94.           The Tenant shall not be responsible for any charges associated with its use of the freight elevator during normal business hours throughout the construction of the Demised Premises for its initial occupancy nor its move-in period.

95.           Anything contained in this Lease to the contrary notwithstanding, (i) any sale of the stock of Tenant or of its assets to one or more family member (such term to include spouses, siblings, parents or children having attained majority or persons who own stock in Tenant), or (ii) any sale of all or substantially all of the stock of Tenant, or all or substantially all of its assets or any merger or consolidation in or with another entity, pursuant to any of which transaction all of Tenant is transferred as a going business shall not require Landlord’s approval provided, however, Landlord receives at least thirty (30) days’ prior written notice of any such transactions, together with a copy of any executed instruments of sublease or assignment relating to the Demised Premises.  If as a result of such transfers, Bunny Williams is not at least a ten (10%) percent owner of Tenant, then Landlord may request two (2) months additional security from Tenant.

96.           Wherever in this Lease Landlord is required to give Tenant notice of default and, as a result thereof, Landlord is permitted to take certain actions by reasons of the default after a stated period of time expires, it is intended that Tenant shall always have the right to cure, or to commence to cure, the default within such period of time.

97.           Landlord shall deliver the Demised Premises in compliance with all local laws and codes and free of all violations.

98.           Landlord represents that as of the Commencement Date and throughout the Lease Term, the Building Systems will be in good working order.  For the purposes of this paragraph, the term “Building Systems” shall include, but not be limited to, the electrical, plumbing, heating and ventilation systems.

99.           In addition to all remedies Tenant may otherwise have against Landlord by way of law or under this Lease Agreement, should Tenant obtain a judgment against Landlord, Tenant may, at Tenant’s discretion, seek to satisfy the judgment by setting-off against any monies due or thereafter due to be paid by Tenant to Landlord, including Base Rent and Additional Rent, until such time as the judgment is fully satisfied.

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100.         Except with respect to the provisions concerning payment of rent wherever in this Lease the words “three (3) days” appear it shall be deemed to be “five (5) days”; “five (5) days” shall deemed “ten (10) days”; “ten (10) days” shall be deemed “twenty (20); and “fifteen (15) days” shall be deemed “thirty (30) days.”

101.         Reference is made to paragraph 69 of this Lease.  The provisions contained therein shall not apply however for so long as Tenant holds over after expiration or sooner termination of this Lease due to acts of God or circumstances beyond the reasonable control of Tenant (building strikes, failure of building services) and only for the period Tenant cannot move out because of such circumstances.

102.         The security deposit shall be placed in an interest bearing account with interest accrued thereon.

103.         [Intentionally omitted.]

104.         Where Landlord’s consent or approval is required under this Lease, such consent or approval shall not be unreasonably withheld or delayed.  Landlord’s failure to respond within thirty (30) days to any Tenant’s request for its consent shall be deemed to be a consent to Tenant’s request.  The failure or refusal of Landlord to grant such consent or approval, or Landlord’s delay in granting same, shall not in any way subject Landlord to any claims for monetary damages, it being understood that Tenant’s sole remedy in the event Landlord shall withhold or delay its consent or approval shall be to seek either a declaratory judgment or injunctive relief.  In the event Tenant successfully obtains such declaratory judgment or injunctive relief, Tenant shall be entitled to receive from Landlord its reasonable attorney’s fees and disbursements incurred by Tenant in connection therewith.  In the event Landlord is successful in such proceeding, then Landlord shall be entitled to receive its reasonable attorney’s fees and disbursements incurred by Landlord in connection therewith.

105.         Annexed hereto is a copy of Tenant’s preliminary plans for alterations to the Demised Premises.  Landlord hereby consents to all of the work described therein (and to all work which may be reasonably contemplated by the preliminary plans.) Tenant may utilize contractors of its sole choice in regard to all of Tenant’s work.

106.         Reference is made to paragraph 56 of this Lease for the purposes of the provisions contained therein, the term “employee” shall mean only the following individual:

Porter
Elevator Operator
Building Superintendent
Security Guard

107.         Tenant shall be permitted at all times to make all decorative and cosmetic changes to the Demised Premises without obtaining Owner’s prior consent, provided that such change does not impact upon the building systems or the other tenants and such changes will be in compliance with all applicable laws.

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108.       Reference is made to paragraph 44.  Landlord will furnish heat at no expense to Tenant in accordance with the provisions of paragraph 31 of the Lease.

109.       For the purposes of paragraph 52 of the Lease, Landlord’s right to recapture and terminate the Lease shall be applicable only to Tenant’s request to consent to an assignment of either (i) all of the premises leased hereunder or (ii) the separate spaces designated on Exhibit A, it being intended that Landlord shall not have the right to recapture any portion or portions of the separate spaces indicated in Exhibit A.

110.       Tenant shall have the unrestricted right at any time and times throughout the term of this Lease without having to obtain Landlord’s consent to:

a.           Sublease, license or assign portions of the Demised Premises (not to exceed fifty (50%) percent of the Demised Premises) to a separate business entity or persons in which neither Tenant nor its principal, Bunny Williams, has an ownership interest which provides drafting and/or architectural services to the benefit of Tenant and other unrelated parties; and

b.           Sublease, license or assign the Demised Premises, in whole or in part, to any entity in which Bunny Williams individually is a principal, owning at least twenty-five (25%) percent of such entity, provided such use is consistent with the permitted uses hereunder.

111.       If at the commencement of, or at any time, or times during the term of this Lease, the rents reserved in this Lease shall not be fully collectible for reason of any Federal, State, county or City law, proclamation, order or regulation or direction of a public officer or body pursuant to law, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease).  Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

112.       Notwithstanding anything contained in the Lease to the contrary, Tenant shall have the right to remove at expiration or sooner termination of the Lease, all of Tenant’s decorative installations notwithstanding the fact that such decorative installations may be affixed to the Demised Premises provided that Tenant repairs any damage caused by such removal.  Standard lighting fixtures (i.e., highhats) will not be removed.  Tenant’s plans will indicate which work is Tenant’s decorative installation.

113.       Landlord hereby consents to the work to be performed by Tenant as is described in the annexed plans and Landlord further agrees that Tenant may perform all such work by contractors of Tenant’s choice.

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114.       Notwithstanding anything contained in the Lease to the contrary, Landlord shall, at Landlord’s sole cost and expense, maintain the air conditioning unit servicing the Demised Premises.  Landlord represents that the air conditioning unit servicing the Demised Premises shall service only the Tenant’s premises and no other tenant’s premises.

115.       Landlord agrees at Landlord’s expense to have one electric meter installed to service only Tenant’s Demised Premises and no other tenant’s premises.

116.       Landlord represents that there is no ground lease affecting the Demised Premises.

117.       Notwithstanding anything contained in the Lease to the contrary or otherwise, a sale or transfer of fifty (50%) percent or less of Tenant stock to any party shall not be deemed to constitute an assignment of or sublease under this Lease.

118.       This Lease shall not be construed either as against Landlord or Tenant solely because of the identity of the drafter, in recognition of the arm’s length negotiation and drafting of its terms.

119.       Reference is a made to paragraph 44.  Tenant’s obligation to maintain and repair the components of the electrical system within the demised premises from the meter out is limited solely to maintenance or repairs necessitated by reason of defects or deficiencies in Tenant’s initial installation of these components or Tenant’s use of the system.  In all other respects, it shall be the obligation of the Landlord to maintain and repair the electrical system.

120.       Reference is made to paragraph 51 concerning Landlord’s work.  By way of clarification, Landlord will, among other things unless requested otherwise by Tenant, remove inactive (not servicing other parts of the building) all electrical, mechanical, plumbing and other systems (other than the sprinkler systems) up to the floor joists and sub-floor decking between the joists, remove all existing ceiling tile and framing which supports it, lighting and wiring from existing panel throughout demised premises, insulation, cap flush to the wall, floors and ceiling protruding parts of such systems.

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